Exhibit 99.1

TI Completes Sale of Sensors & Controls Business to Bain Capital

DALLAS (April 27, 2006) – Texas Instruments Incorporated (TI) (NYSE: TXN) today announced it has completed the sale of its Sensors & Controls business to affiliates of Bain Capital, LLC, a leading global private investment firm, for $3.0 billion in cash.

The former Sensors & Controls business has adopted the name Sensata Technologies, and will continue to be headquartered in Attleboro, Massachusetts, and maintain additional manufacturing and technology development centers located in Brazil, China, Holland, Japan, Korea, Malaysia and Mexico, as well as sales offices around the world.

TI expects to recognize an after-tax gain in the range of $1.6 billion to $1.7 billion from the sale in the current quarter. The sale did not include the radio frequency identification (RFID) systems operation, which remains part of Texas Instruments.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially form the expectations of the Company or its management:

  Market demand for semiconductors, particularly for analog chips and digital signal processors in key markets such as communications, entertainment electronics and computing;

  TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

  TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

  TI’s ability to compete in products and prices in an intensely competitive industry;

  TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

  Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;

  Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates;

  Natural events such as severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;

  Availability and cost of raw materials, utilities and critical manufacturing equipment;

  Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

  Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;

  Customer demand that differs from company forecasts;

  The financial impact of inadequate or excess TI inventories to meet demand that differs from projections;

  Product liability or warranty claims, or recalls by TI customers for a product containing a TI part;

  TI’s ability to recruit and retain skilled personnel; and

  Timely implementation of new manufacturing technologies, installation of manufacturing equipment and the ability to obtain needed third-party foundry and assembly/test subcontract services.

For a more detailed discussion of these factors, see the text under the heading “Risk Factors” in Items 1A of the Company’s most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of publication, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments:

Texas Instruments Incorporated provides innovative DSP and analog technologies to meet our customers’ real world signal processing requirements. In addition to Semiconductor, the company includes the Educational & Productivity Solutions business. TI is headquartered in Dallas, Texas, and has manufacturing, design or sales operations in more that 25 countries.

Texas Instruments is traded on the New York Stock Exchange under the symbol TXN. More information is located on the World Wide Web at www.ti.com.

About Bain Capital:

Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity and leveraged debt assets with more than $38 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 230 companies around the world, including such technology and manufacturing companies as FCI, UGS, ChipPAC and Therma-Wave. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Tokyo, Hong Kong and Shanghai.

About Sensata Technologies:

Sensata Technologies, formerly the Sensors & Controls business of Texas Instruments, provides leaders in the global automotive, appliance, aircraft,

industrial and HVAC markets with sensing and protection solutions that improve safety and efficiency for millions of people every day.

Headquartered in Attleboro, Massachusetts, Sensata Technologies has nine technology and manufacturing centers in eight countries and sales offices throughout the world. For more information, visit www.sensata.com.